COMMUNITY BANK SYSTEM, INC.
                              Statement re: Earnings Per Share Computation

                                               Exhibit 11

                                            Three Months Ended
                                                 March 31,
                                                 1997               1996

Primary Earnings Per Share

Net Income                                 $3,664,867         $3,138,145
Less:  Accured Dividend on
   Preferred Stock                           (78,750)          (101,250)
                                   --------------------------------------
Income applicable
   to common stock                         $3,586,117         $3,036,895
                                   --------------------------------------

Weighted average number
   of common shares                         7,501,482          7,363,934
Add:  Shares issuable from
   assumed exercise of
   incentive stock options                    118,851             63,499
                                   --------------------------------------
Weighted average number of
   common shares - adjusted                 7,620,333          7,427,433
                                   --------------------------------------

Primary Earnings Per Share                      $0.47              $0.41
                                   ======================================

Fully Diluted Earnings Per Share

Income applicable
   to common stock                         $3,586,117         $3,036,895
                                   --------------------------------------

Weighted average number
   of common shares                         7,501,482          7,363,934
Add:  Shares issuable from
   assumed exercise of
   incentive stock options                    138,728             63,499
                                   --------------------------------------
Weighted average number of
   common shares - adjusted                 7,640,210          7,427,433
                                   --------------------------------------

Add:  Equivalent number of
   common shares assumijng
   conversion of preferred                          0                  0

                                   --------------------------------------
Weighted average number of
   common shares - adjusted                 7,640,210          7,427,433
                                   --------------------------------------

Fully diluted earnings per share                $0.47              $0.41
                                   ======================================